Exhibit 10.2

 THE DAVEY TREE EXPERT COMPANY
401KSOP MATCH RESTORATION PLAN

          The Davey Tree Expert Company hereby establishes, effective as of January 1, 2003, The Davey Tree Expert Company 401KSOP Match Restoration Plan for the purpose of supplementing the retirement benefits of certain employees who are eligible to participate in accordance with the terms hereof, including as permitted by Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE I

DEFINITIONS

          1.1     Definitions.  For the purposes hereof, the following words and phrases shall have the meanings indicated, unless a different meaning is plainly required by the context:

                    (a)     The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                    (b)     The term "Company" shall mean The Davey Tree Expert Company, an Ohio corporation, its corporate successors and the surviving corporation resulting from any merger of The Davey Tree Expert Company with any other corporation or corporations.

                    (c)     The term "Employee" shall mean any person employed by the Company who is a Participant in the Savings Plan and who is designated by the Compensation Committee of the Board of Directors of the Company as eligible to participate in this Plan.

                    (d)     The term "Savings Plan" shall mean The Davey 401KSOP and ESOP as the same shall be in effect on the date of an Employee's retirement, death, or other termination of employment.

                    (e)     The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                    (f)     The term "Plan" shall mean the plan as set forth herein, together with all amendments hereto, which Plan shall be called "The Davey Tree Expert Company
          401KSOP Match Restoration Plan."

          1.2     Additional Definitions.  All other words and phrases used herein shall have the meanings given them in the Savings Plan, unless a different meaning is clearly required by the context.

ARTICLE II

MATCH RESTORATION BENEFIT

          2.1     Eligibility.  An Employee who retires, dies, or otherwise terminates his employment with the Company under conditions (including attainment of fully vested status under the terms of the Savings Plan) which make such Employee or his Beneficiary eligible for a distribution under the Savings Plan, and with respect to whom there have been one or more Prevented Allocations, shall be eligible for a match restoration benefit under the Plan.  Notwithstanding the immediately preceding sentence, as a condition to eligibility for any benefit under the Plan, an Employee must elect under the terms of the Savings Plan to have contributed on his behalf as Tax-Deferred Contributions the maximum amount which is eligible for matching under the terms of the Savings Plan.

          2.2     Prevented Allocation.  A Prevented Allocation means any allocation of Employer Contributions under Section 7.1 of the Savings Plan which would have been made to a Separate Account of an Employee under the Savings Plan but for the operation of

                    (a)     Section 415(c)(1)(A) of the Code, or

                    (b)     Section 401(a)(17) of the Code, or

                    (c)     Section 401(m) of the Code,

provided that for purposes of determining such amount with respect to any Plan Year, it shall be assumed that the Employee elected to have contributed on his behalf the maximum amount of Tax-Deferred Contributions subject to matching under Section 7.1 of the Savings Plan which could have been made but for the operation of the foregoing Sections of the Code.

          2.3     Amount.  The benefit payable to an Employee, or his Beneficiary in the event of the Employee's death prior to receiving payment of all amounts due under the Plan, shall be equal to the balance of his account, as hereinafter determined.  The Company shall establish on its books and records an account for each Employee with respect to whom a Prevented Allocation has occurred to reflect such Employee's interest in the Plan.  Such account shall be credited with the Prevented Allocation for any Plan Year beginning on or after January 1, 2003, as of the last day of such Plan Year, and shall be credited with interest at the rate of seven percent per annum.  Upon occurrence of any payment to an Employee or his Beneficiary pursuant to the terms of the Plan, his account shall be debited to reflect such payment.

          2.4     Payment.  Payment under the Plan to an eligible Employee or his Beneficiary shall be made by the Company solely from its general assets.  The match restoration benefit shall be paid in the form of a single cash payment made as soon as reasonably practicable following the eligible Employee's retirement, death, or other termination of employment.

ARTICLE III

ADMINISTRATION

          The Plan consists in part of an "excess benefit plan," as defined in ERISA, and is also a plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.  Accordingly, the Plan shall be construed and administered in the manner appropriate to maintain the Plan's status as such under ERISA.  To the extent that ERISA applies to the Plan, the Company shall be the "named fiduciary" of the Plan and the "plan administrator" of the Plan.  The Company shall be responsible for the general administration of the Plan, for carrying out the provisions hereof, and for making any required benefit payments under the Plan.  The Company shall have all such powers as may be necessary or appropriate to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount of any benefit hereunder and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan.  The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties.

ARTICLE IV

AMENDMENT AND TERMINATION

          The Company reserves the right in its sole and absolute discretion to amend or terminate the Plan at any time by action of its Board of Directors; provided, however, that no such action shall adversely affect any Employee or his Beneficiary who is then eligible to receive payment of a match restoration benefit under the Plan, unless an equivalent benefit is provided under the Savings Plan or another plan sponsored by the Company.

ARTICLE V

MISCELLANEOUS

          5.1     Non-Alienation of Rights or Benefits.  No Employee or Beneficiary shall encumber or dispose of his right to receive any payment hereunder, which payment or the right thereto are expressly declared to be nonassignable and nontransferable.  If an Employee or his Beneficiary attempts to assign, transfer, alienate or encumber his right to receive any payment hereunder or permits the same to be subject to alienation, garnishment, attachment, execution, or levy of any kind, then thereafter during the life of such Employee or his Beneficiary, and also during any period in which any Employee or his Beneficiary is incapable in the judgment of the Company of attending to his financial affairs, any payments which the Company is required to make hereunder may be made, in the discretion of the Company, directly to such Employee or his Beneficiary or to any other person for his use or benefit or that of his dependents, if any, including any person furnishing goods or services to or for his use or benefit or the use or benefit of his dependents, if any.  Each such payment may be made without the intervention of a guardian, the receipt of the payee shall constitute a complete acquittance to the Company with respect thereto, and the Company shall have no responsibility for the proper allocation thereof.

          5.2     Plan Non-Contractual.  Nothing herein contained shall be construed as a commitment or agreement on the part of any person employed by the Company to continue his employment with the Company, and nothing herein contained shall be construed as a commitment on the part of the Company to continue the employment or the annual rate of compensation of any such person for any period, and all Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

          5.3     Interest of Employee.   The obligation of the Company under the Plan to provide an Employee or his Beneficiary with a match restoration benefit merely constitutes the unfunded, unsecured promise of the Company to make payments as provided herein, and no person shall have any interest in, or a lien or prior claim upon, any property of the Company with respect to such benefits greater than that of a general creditor of the Company.

          5.4     Claims of Other Persons.  The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

          5.5     No Competition.  The right of any Employee or his Beneficiary to a match restoration benefit will be terminated, or, if payment thereof has begun, all further payments will be discontinued and forfeited in the event the Employee at any time subsequent to the effective date hereof (i) wrongfully discloses any secret process or trade secret of the Company or any of its subsidiaries, or (ii) engages, either directly or indirectly, as an officer, trustee, employee, consultant, partner, or substantial shareholder, on his own account or in any other capacity, in a business venture that within the two-year period following his retirement or termination of employment, the Company's Board of Directors reasonably determines to be competitive with the Company to a degree materially contrary to the Company's best interest.

          5.6     Severability.  The invalidity or unenforceability of any particular provision of the Plan shall not effect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

          5.7     Governing Law.  The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

*                    *                    *

          EXECUTED this 19th day of May, 2004.

                                                                             THE DAVEY TREE EXPERT COMPANY

                                                                             By:  David E. Adante
                                                                             Title:  Executive Vice President, CFO and
                                                                                        Secretary